Exhibit 10.4

EXECUTION VERSION

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION UNDER SUCH ACT AND ANY OTHER APPLICABLE LAWS OR (2) AN OPINION OF COUNSEL FOR THE BORROWER OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE BORROWER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED SUBORDINATED PROMISSORY NOTE

$20,000,000.00	April 27, 2026

FOR VALUE RECEIVED, ORCHESTRA BIOMED HOLDINGS, INC., a Delaware corporation (the “Parent”), ORCHESTRA BIOMED, INC., a Delaware corporation (“Orchestra”), CALIBER THERAPEUTICS, LLC, a Delaware limited liability company (“Caliber”), BACKBEAT MEDICAL, LLC, a Delaware limited liability company (“BackBeat,” and collectively with Parent, Caliber and Orchestra, the “Borrower”), promises to pay to the order of MEDTRONIC, INC., a Minnesota corporation, or its successors and permitted assigns (the “Holder”), at the office of 710 Medtronic Parkway, Minneapolis, MN 55432-5604 or at such other place as the Holder may designate in writing, the principal sum, in lawful money of the United States of America, of TWENTY MILLION Dollars ($20,000,000.00) or so much thereof as may be advanced pursuant to the terms and conditions of that certain Loan Agreement, dated as of July 31, 2025, entered into by and between the Borrower and the Holder (as amended from time to time, the “Agreement”) together with simple interest on the unpaid principal balance hereof from the date hereof until this Note is fully paid, at an annual rate of interest, calculated on the basis of actual number of days elapsed in a 365-day year, that shall at all times be equal to the Interest Rate (or the Default Rate, as applicable), as provided in the Agreement.

This Note is the “Note” referred to in the Agreement, is issued pursuant to and is subject to the Agreement which, among other things, provides for acceleration of the maturity hereof upon the occurrence of an Event of Default.

1.             Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Payment of Principal and Interest. If and to the extent that the principal balance of this Note, together with all accrued and unpaid interest thereon (collectively, the “Balance”), is not automatically converted into the Royalty Credit pursuant to Section 3 hereof, then the Balance shall be due and payable in full on the Repayment Date.

3.             Automatic Conversion into Revenue Share Credit.

(a)            If FDA Approval (as defined below) is achieved on any date prior to the Repayment Date, and this Note remains outstanding on such date, the Balance of this Note as of such date shall automatically convert into the Revenue Share Credit as defined and described on Appendix A attached hereto. For purposes of this Note, “FDA Approval” means the regulatory approval by the FDA of a PMA as defined in 21 C.F.R. 814 and the related FDA guidance documents (“PMA”) application or supplemental application with respect to a Lender transvenous pacing system medical device that incorporates certain cardiac neuromodulation therapy algorithms (BackBeat CNT Algorithms) of the Borrower (also known as Atrioventricular Interval Modulation therapy or AVIM therapy) for the treatment of hypertension.

(b)            All rights and obligations with respect to this Note (other than the obligation of the Borrower to pay the Revenue Share Credit) and all rights and obligations under the Agreement (other than unmatured contingent indemnification and reimbursement obligations that expressly survive termination) shall terminate upon conversion of this Note pursuant to this Section 3 and the entire Balance of this Note will be cancelled whether or not this Note is surrendered.

4.             Security. The Obligations arising under this Note are secured pursuant to the Security Agreement.

5.             Subordination. The Holder hereby covenants and agrees that the payment of all obligations owed by the Borrower to the Holder arising under this Note (collectively, the “Junior Obligations”) will be subordinate in right of payment to the prior payment in full in cash of the Senior Obligations pursuant to the terms of the Subordination Agreement (as such term is defined in the Agreement).

6.             Loss or Mutilation of Note. Upon receipt by the Borrower of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to the Borrower, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Borrower shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

7.             Costs of Collection. The Borrower agrees to pay all costs of collection, including reasonable attorneys’ fees, in the event this Note is not paid when due as provided in the Agreement.

8.             Waivers. The Borrower hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. The failure of the Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by the Holder, be construed to be a waiver of any such provisions, nor in any way to affect the validity of this Note or any part hereof or the right of the Holder thereafter to enforce each and every such provision. No waiver or any breach of this Note shall be held to a waiver of any other or subsequent breach.

9.             Miscellaneous. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

10.           Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by the Borrower and by the Holder.

11.           Governing Law. This Note is being delivered in, and shall be governed by, the laws of the State of New York without giving effect to conflicts of laws principles thereof.

12.           Joint and Several. All of the obligations of each Borrower hereunder are joint, several and primary. To the extent that a term or provision of this Note is applicable to “Borrower”, it is applicable to each and every Borrower unless the context expressly indicates otherwise.

[Signature page follows.]

The Borrower has caused this Secured Subordinated Promissory Note to be executed as of the date first set forth above.

ORCHESTRA BIOMED HOLDINGS, INC.

By:
Name:
Title:

ORCHESTRA BIOMED, INC.

By:
Name:
Title:

CALIBER THERAPEUTICS, LLC

By:
Name:
Title:

BACKBEAT MEDICAL, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO SECURED SUBORDINATED PROMISSORY NOTE]

Agreed and accepted:

HOLDER:

MEDTRONIC, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SECURED SUBORDINATED PROMISSORY NOTE]

APPENDIX A

Revenue Share Credit

1.	Orchestra BioMed, BackBeat (together with Orchestra BioMed, the “Licensor Borrowers”) and Holder are parties to that certain Exclusive License and Collaboration Agreement dated as of June 30, 2022, as amended (the “License Agreement”). Capitalized terms not otherwise defined in the Note, the Agreement or herein shall have the meanings ascribed to them in the License Agreement.

2.	Pursuant to the terms and conditions of the License Agreement, the Licensor Borrowers are entitled to receive a Revenue Share on Net Sales of Products during the Term.

3.	Upon conversion of the Balance in accordance with Section 3 of the Note, the Licensor Borrowers shall pay to Holder an amount equal to fifteen percent (15%) of all Revenue Share Amounts that the Licensor Borrowers receive under the License Agreement (the “Revenue Share Credit”), until such time as the total amount of Revenue Share Credit payments equals $40,000,000 (the “Revenue Share Cap”). Upon payment to the Holder of an aggregate amount equal to the Revenue Share Cap, the Revenue Share Credit and the Holder's right to receive payments hereunder shall automatically terminate.

4.	The Licensor Borrowers shall make Revenue Share Credit payments to Holder within thirty (30) Business Days following the end of the calendar quarter in which any payment of a Revenue Share Amount was received by the Licensor Borrowers. All amounts specified to be payable hereunder are in U.S. dollars and shall be paid in U.S. dollars. All payments hereunder shall be made by bank wire transfer in immediately available funds to an account designated in writing by Holder or by such other means as directed by Holder in writing. Payments hereunder will be considered to be made as of the day on which they are received by Holder’s designated bank.

5.	The Licensor Borrowers shall maintain records in sufficient detail necessary for the calculation and verification of all Revenue Share Credit amounts due to the Licensor Borrowers hereunder for a period of three years following the receipt of any Revenue Share Amounts.

6.	In addition to any other remedies that may be available to the Holder under contract, or at law or equity, to the extent that any Revenue Share Credit payments referred to above are not received timely by Holder in accordance with the terms hereof, Holder shall have the right to offset such unpaid amount against future payments that may be owed to any Borrower or its Affiliates.